                                                                                                EX-11
                                                        THE PROMUS COMPANIES INCORPORATED
                                                        COMPUTATION OF PER SHARE EARNINGS
                                                                 Third Quarter Ended          Nine Months Ended
                                                              Sept. 30,     Sept. 30,    Sept. 30,     Sept. 30,
                                                                  1994          1993         1994          1993
                                Income before
                                  extraordinary items
                                  and cumulative effect
                                  of change in accounting
                                  policy                  $ 44,183,000  $ 37,057,000 $112,275,000  $ 71,837,000
                                Extraordinary items, net             -    (4,122,000)           -    (5,447,000)
                                Cumulative effect of
                                  change in accounting
                                  policy, net                        -             -   (7,932,000)            -
                                                          ------------  ------------ ------------  ------------
                                Net income                $ 44,183,000  $ 32,935,000 $104,343,000  $ 66,390,000
                                                          ============  ============ ============  ============
                                Primary earnings per
                                  share
                                Weighted average number
                                  of common shares
                                  outstanding              101,649,124   100,678,806  101,585,696   100,604,004

                                  Common stock
                                    equivalents
                                      Additional shares
                                        based on average
                                        market price for
                                        period applicable
                                        to:
                                          Restricted
                                            stock              452,743       906,234      456,115       893,061
                                          Stock options        716,129       980,262      789,604       838,379
                                                          ------------  ------------ ------------  ------------
                                Average number of
                                  primary common and
                                  common equivalent
                                  shares outstanding       102,817,996   102,565,302  102,831,415   102,335,444
                                                          ============  ============ ============  ============
                                Primary earnings per
                                  common and common
                                  equivalent share
                                    Income before
                                      extraordinary items
                                      and cumulative
                                      effect of change in
                                      accounting policy         $ 0.43        $ 0.36       $ 1.09        $ 0.70
                                    Extraordinary items,
                                      net                            -         (0.04)           -         (0.05)
                                    Cumulative effect of
                                      change in accounting
                                      policy, net                    -             -        (0.08)            -
                                                                ------        ------       ------        ------
                                    Net income                  $ 0.43        $ 0.32       $ 1.01        $ 0.65
                                                                ======        ======       ======        ======
                                Fully diluted earnings
                                  per share
                                Average number of
                                  primary common and
                                  common equivalent
                                  shares outstanding       102,817,996   102,565,302  102,831,415   102,335,444

                                    Additional shares
                                      based on period-
                                      end price
                                      applicable to:
                                        Restricted stock        18,177         8,103       39,219         7,009
                                        Stock options           11,282        68,012            -       209,895
                                                          ------------  ------------ ------------  ------------
                                Average number of fully
                                  diluted common and
                                  common equivalent
                                  shares outstanding       102,847,455   102,641,417  102,870,634   102,552,348
                                                          ============  ============ ============  ============
                                Fully diluted earnings
                                  per common and
                                  common equivalent
                                  share
                                    Income before
                                      extraordinary items
                                      and cumulative
                                      effect of change
                                      in accounting policy      $ 0.43        $ 0.36       $ 1.09        $ 0.70
                                    Extraordinary items,
                                      net                            -         (0.04)           -         (0.05)
                                    Cumulative effect of
                                      change in accounting
                                      policy, net                    -             -        (0.08)            -
                                                                ------        ------       ------        ------
                                    Net income                  $ 0.43        $ 0.32       $ 1.01        $ 0.65
                                                                ======        ======       ======        ======
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